UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2006

ENCLAVES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29689	20-1951556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2550 East Trinity Mills Road, Suite 122, Carrollton, Texas		75006
(Address of principal executive offices)		(zip code)

Registrant's telephone number, including area code: (972) 416-9304

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 13, 2006, we entered into a Purchase and Sale Agreement (attached hereto as Exhibit 10.1), with Jenkins Property Holding LLC, as “Seller” (the “Seller”). Under the Purchase and Sale Agreement, we agreed to acquire certain parcels of land containing approximately Twenty Seven and 89/100 (27.89) acres, located in the City of Fort Pierce, St. Lucie County, Florida, for a purchase price of Five Million One Hundred Thousand Dollars ($5,100,000), subject to the opportunity to review such property during a feasibility period.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
Exhibit No.	Description of Exhibit
10.1	Purchase and Sale Agreement made effective as of February 13, 2006, by and between Jenkins Property Holding LLC, as “Seller”, and Enclaves Group, Inc., as “Purchaser”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCLAVES GROUP, INC.

Dated: February 17, 2006	By:	/s/ Daniel G. Hayes
Name: Daniel G. Hayes
Title: President and Chief Executive Officer